SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 8, 2006

NORTHWEST BIOTHERAPEUTICS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER	0-33393	94-3306718
JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

18701 120th Avenue NE, Suite 101, Bothell, (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		WA 98011 (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (425) 608-3000

INAPPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
ITEM 2.03 Creation of a Direct Financial Obligation
SIGNATURE

ITEM 2.03 Creation of a Direct Financial Obligation.
On September 8, 2006, Northwest Biotherapeutics, Inc. (the “Company”) entered into an agreement with the Washington State Department of Revenue (the “DOR”) pursuant to which the Company is obligated to pay a total of $335,739.42 to the DOR under the following payment schedule: $83,025.70 on September 11, 2006; $84,300 within 30 days; $84,300 within 60 days; and the remaining balance, plus 4% daily interest rate paid within 90 days.
This agreement arose from the DOR’s tax assessment in the approximate amount of $492,000 made on October 21, 2003. The underlying tax related to the Company’s abandonment of tenant improvements at a facility it had previously leased. The Company had deferred the Washington state use tax related to that property. The Company appealed the DOR assessment and was granted a partial reduction in the assessment on July 8, 2005. The Company filed an addendum to its appeal petition on December 2, 2005. On August 10, 2005 the DOR issued its determination on the appeal denying the Company’s appeal.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 8, 2006	NORTHWEST BIOTHERAPEUTICS, INC.

	By	/s/ Alton Boynton

Alton L. Boynton
President